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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K





                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 16, 1998
                                                           -------------

                          AMERIQUEST TECHNOLOGIES, INC.
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                 (Exact name of registrant specified in Charter)

   DELAWARE                        1-10397                        33-0244136
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(State or other                 (Commission                     (IRS Employee
jurisdiction of                 File Number)                 Identification No.)
incorporation)

          425 PRIVET ROAD
       HORSHAM, PENNSYLVANIA                                        19044
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(Address of principal executive offices)                           Zip Code

           REGISTRANT'S TELEPHONE, INCLUDING AREA CODE: (215) 675-9300
                                                        --------------

                                 Not Applicable
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         (Former name and former address, if changed since last report)




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Item 1.  Changes in Control of Registrant.

On July 20, 1998, AmeriQuest Technologies, Inc. (the "Company"), Listen Group Partners, LLC ("Listen Group"), and Computer 2000 AG and Computer 2000, Inc., a wholly-owned subsidiary of Computer 2000 AG (collectively, "Computer 2000"), consummated the transactions (the "Transaction") contemplated by the Disposition and Reorganization Agreement (the "Agreement") executed by them, and announced by the Company, on July 2, 1998.

Listen Group is an entity owned and managed by the Company's senior management:
Alexander C. Kramer, the Company's President and Chief Executive Officer, and Jon Jensen, the Company's Financial officer and Chief Operating Officer.

As a result of the consummation of the Transaction, Listen Group acquired the 36,349,878 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), owned by Computer 2000 for $1.00. Such shares represent approximately 54% of the outstanding shares of Common Stock.

In addition, among other things:

o Computer 2000 contributed to the capital of the Company approximately $28 million in intercompany debt and an additional $3 million in cash;

o the Company redeemed and canceled 300,000 shares of Series H Cumulative Convertible Preferred Stock (the "Preferred Stock"), which were convertible into 41,958,042 shares of Common Stock, held by Computer 2000;

o the Company canceled the achievement warrants equivalent to 7,035,280 shares of Common Stock and a maintenance option equivalent to 2,357,235 shares of Common Stock, held by Computer 2000;

o as a result of the Transaction, the number of outstanding shares of Common Stock, on a fully diluted basis, was reduced from approximately 118 million to approximately 67 million;

o a total of 6.7 million additional shares of Common Stock was reserved for issuance to AmeriQuest employees as incentive compensation;

o Listen Group and the Company obtained the release of Computer 2000 from all guarantees of the Company's obligations;

o Computer 2000's representatives on the Company's Board of Directors, Harry Krischik, Manfred H. Guenzel, Richard Obermaier and Anton Roedl, resigned, and there are no arrangements or understandings with respect to the election of replacement directors,

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         other than an expectation that Jon Jensen will promptly be elected to fill one of the vacancies;

o Listen Group and the Company are jointly and severally indemnifying Computer 2000 and its director designees against any damages arising following the closing of the Transaction due to actions taken with respect to AmeriQuest prior to the closing;

o Listen Group paid approximately $220,000 for transaction related expenses, including a D&O insurance tail policy covering Computer 2000 and the current directors of AmeriQuest and the $1 direct consideration which was funded with capital contributions by Messrs. Kramer and Jensen to Listen Group;

o Messrs. Kramer and Jensen waived the change of control provisions in their respective employment agreements with the Company with respect to the Transaction; and

o the Company entered into a $10 million asset-backed line of credit with Fleet Capital Corporation replacing the Company's prior line of credit with IBM Credit Corporation.

This summary description of the Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the Agreement which appears on Exhibit 10.1 to the Company's Current Report on Form 8-K, dated July 6, 1998.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                  (c) Exhibits.

                  Exhibit No.                           Exhibit
                  -----------                           -------
                  99.1                      Press Release dated July 20, 1998.







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                                    Signature
                                    ---------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 AMERIQUEST TECHNOLOGIES, INC.



                                                 By:   /s/ Alexander C. Kramer
                                                    --------------------------
                                                    Name:  Alexander C. Kramer
                                                    Title: President


Dated: July 24, 1998



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    Exhibit No.                Exhibit                                    Page
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    99.1          Press Release dated July 20, 1998.





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